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                                                                 EXHIBIT 25

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM T-1

               STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                             BANKERS TRUST COMPANY
                                LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                           NEW YORK, NEW YORK  10006
                                 (212) 250-2201
           (Name, address and telephone number of agent for service)

                       ---------------------------------

                             TECH DATA CORPORATION
              (Exact name of obligor as specified in its charter)

FLORIDA                                                      59-1578329
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                               Identification no.)


                              5350 TECH DATA DRIVE
                          CLEARWATER, FLORIDA   33760
                    (Address of principal executive offices)


                             TECH DATA CORPORATION
                                DEBT SECURITIES
                      (Title of the indenture securities)




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ITEM 1.  GENERAL INFORMATION.
                  Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

              NAME                                              ADDRESS
              ----                                              -------

              Federal Reserve Bank (2nd District)               New York, NY
              Federal Deposit Insurance Corporation             Washington, D.C.
              New York State Banking Department                 Albany, NY

              (b) Whether it is authorized to exercise corporate trust powers.
                  Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

              If the obligor is an affiliate of the Trustee, describe each such affiliation.

              None.

ITEM 3.-15.   NOT APPLICABLE

ITEM  16.     LIST OF EXHIBITS.

           EXHIBIT 1 - Restated Organization Certificate of Bankers Trust
                       Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to
                       Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

           EXHIBIT 2 - Certificate of Authority to commence business -
                       Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

           EXHIBIT 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

           EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, as amended on
                       February 18, 1997, Incorporated herein by reference to
                       Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

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           EXHIBIT 5 - Not applicable.

           EXHIBIT 6 - Consent of Bankers Trust Company required by Section
                       321(b) of the Act. - Incorporated herein by reference to
                       Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

           EXHIBIT 7 - The latest report of condition of Bankers Trust Company dated as of June 30, 1997.  Copy attached.

           EXHIBIT 8 - Not Applicable.

           EXHIBIT 9 - Not Applicable.

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                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of October, 1997.


                                                   BANKERS TRUST COMPANY



                                                   By: /s/ Susan Johnson
                                                       -------------------------
                                                       Susan Johnson
                                                       Assistant Vice President

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
Legal Title of Bank:       Bankers Trust Company      Call Date:   6/30/97    ST-BK:   36-4840   FFIEC 031
Address:                   130 Liberty Street         Vendor ID: D            CERT:  00623       Page RC-1
City, State    ZIP:        New York, NY  10006                                                   11
FDIC Certificate No.:      00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                               ---------------------
                                                                                                               C400
                                                                                                     -------------------------------
                                                                     Dollar Amounts in Thousands     RCFD  Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.   Cash and balances due from depository institutions (from Schedule RC-A):
       a.   Noninterest-bearing balances and currency and coin(1) .............                         0081        1,724,000   1.a.
       b.   Interest-bearing balances(2) ......................................                         0071        2,648,000   1.b.
  2.   Securities:
       a.   Held-to-maturity securities (from Schedule RC-B, column A) ........                         1754                0   2.a.
       b.   Available-for-sale securities (from Schedule RC-B, column D).......                         1773        3,990,000   2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic offices       1350       26,430,000   3.
       of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a.   Federal funds sold ................................................
       b.   Securities purchased under agreements to resell ...................
  4.   Loans and lease financing receivables:
       a.   Loans and leases, net of unearned income (from Schedule RC-C)      RCFD 2122   17,815,000                           4.a.
       b.   LESS:   Allowance for loan and lease losses........................RCFD 3123      723,000                           4.b.
       c.   LESS:   Allocated transfer risk reserve ...........................RCFD 3128            0                           4.c.
       d.   Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b and 4.c) ..............                         2125       17,092,000   4.d.
  5.   Assets held in trading accounts ........................................                         3545       40,350,000   5.
  6.   Premises and fixed assets (including capitalized leases) ...............                         2145          937,000   6.
  7.   Other real estate owned (from Schedule RC-M) ...........................                         2150          195,000   7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)         2130           96,000   8.
  9.   Customers' liability to this bank on acceptances outstanding ...........                         2155          691,000   9.
 10.   Intangible assets (from Schedule RC-M) .................................                         2143           85,000  10.
 11.   Other assets (from Schedule RC-F) ......................................                         2160        4,633,000  11.
 12.   Total assets (sum of items 1 through 11) ...............................                         2170       98,871,000  12.


--------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:       Bankers Trust Company                 Call Date: 63097        ST-BK:    36-4840            FFIEC  031
Address:                   130 Liberty Street                    Vendor ID: D            CERT:  00623                 Page  RC-2
City, State       Zip:     New York, NY  10006                                                                        12
FDIC Certificate No.:      00623
SCHEDULE RC--CONTINUED                                                                  -------------------------------------------
                                                     Dollar Amounts in Thousands                      Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of columns A and C from Schedule
         RC-E, part I)                                                               RCON 2200        18,026,000       13.a.
         (1)   Noninterest-bearing(1) ..............RCON 6631   3,184,000...........                                   13.a.(1)
         (2)  Interest-bearing .....................RCON 6636  14,842,000...........                                        13.a.(2)
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E part II)                                                              RCFN 2200        22,173,000   13.b.
         (1)   Noninterest-bearing .................RCFN 6631   1,454,000                                                   13.b.(1)
         (2)   Interest-bearing ....................RCFN 6636  20,719,000                                                   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries,
      and in IBFs:                                                                                 2800        14,623,000      14.
    a.  Federal funds purchased .................................................... RCFD 0278                                 14.a.
    b.  Securities sold under agreements to repurchase .............................          RCFD 0279                        14.b.
15. a.  Demand notes issued to the U.S. Treasury ................................... RCON 2840                 0           15.a.
    b.  Trading liabilities ........................................................          RCFD 3548        19,819,000      15.b.
16. Other borrowed money:
    a.  With original maturity of one year or less .................................          RCFD 2332         6,877,000      16.a.
    b.  With original maturity of more than one year ...............................          A547                217,000      16.b.
    c.  With a remaining maturity of more than three years .........................          A548              4,848,000      16.c.
17. Mortgage indebtedness and obligations under capitalized leases .................

18. Bank's liability on acceptances executed and outstanding ....................... RCFD 2920           691,000           18.
19. Subordinated notes and debentures .............................................. RCFD 3200         1,251,000           19.
20. Other liabilities (from Schedule RC-G) ......................................... RCFD 2930         4,872,000           20.
21. Total liabilities (sum of items 13 through 20) .................................          RCFD 2948        93,397,000      21.

22. Limited-life preferred stock and related surplus ............................... RCFD 3282                 0           22.
    EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .................................. RCFD 3838         1,000,000           23.
24. Common stock ................................................................... RCFD 3230         1,001,000           24.
25. Surplus (exclude all surplus related to preferred stock) ....................... RCFD 3839           540,000           25.
26. a.  Undivided profits and capital reserves ..................................... RCFD 3632         3,314,000           26.a.
    b.  Net unrealized holding gains (losses) on available-for-sale securities .....          RCFD 8434           ( 3,000)     26.b.
27. Cumulative foreign currency translation adjustments ............................          RCFD 3284          (378,000)     27.
28. Total equity capital (sum of items 23 through 27) ..............................          RCFD 3210         5,474,000      28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of
    items 21, 22,  and 28) .........................................................          RCFD 3300        98,871,000      29.

Memorandum
To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
      auditing work performed for the bank by independent external                                          Number
      auditors as of any date during 1996 .........................................           RCFD 6724         NA             M.1
                                                                                   -----------------------------------------------

1 =   Independent audit of the bank conducted in accordance           4  =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank             authority)
2 =   Independent audit of the bank's parent holding company          5  =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing              auditors
      standards by a certified public accounting firm which           6  =  Compilation of the bank's financial statements by
      submits a report on the consolidated holding company                  external auditors
      (but not on the bank separately)                                7  =  Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in                 8  =  No external audit work
      accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.

                               State of New York,

                               BANKING DEPARTMENT



         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New
York, this 27TH day of June in the Year of our Lord one thousand nine hundred and NINETY-SEVEN.


                                                         Manuel Kursky
                                                 ------------------------------
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                                 James T. Byrne, Jr.
                                             ----------------------------
                                                 James T. Byrne, Jr.
                                                 Managing Director


                                                 Lea Lahtinen
                                             ----------------------------
                                                 Lea Lahtinen
                                                 Assistant Secretary

State of New York                   )
                                    )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                         Lea Lahtinen
                                                 ----------------------------
                                                         Lea Lahtinen



Sworn to before me this 19th day of June, 1997.


         Sandra L. West
      --------------------
         Notary Public


            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 1998